                                   EXHIBIT (e)


Co-registrant's outstanding debt to the Commonwealth as of June 30, 2003 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

                                   PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories; Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

Public Debt to the Commonwealth

The public debt to the Commonwealth results either from the Financial Agreement or from a specific arrangement between the Commonwealth and the Queensland Government concerning funds borrowed by the Queensland Government under the now expired Commonwealth Savings Bank Agreement.

Under the terms of the Financial Agreement, a State Government did not borrow in the market in its own name. Instead, the Commonwealth Government borrowed in the market in its name and then on-lent funds to the States. The resulting loan liability of the States to the Commonwealth is referred to in Queensland as the Public Debt to the Commonwealth. The debt servicing for these sums is funded from the Consolidated Fund. States were unrestricted in their use of these borrowings. The terms and conditions on which the Commonwealth Government on-lent the funds to the States mirrored the terms and conditions under which the Commonwealth itself borrowed the funds. However, under revised arrangements agreed to at the June 1990 Loan Council Meeting, the States and Territories have taken over responsibility as from July 1, 1990 for the refinancing of State and Territory debt to the Commonwealth. The debt is now financed by the State under a facility with Queensland Treasury Corporation.

The Debt Retirement Reserve Trust Account replaced the National Debt Sinking Fund from 1 July 1995. The Account is established under the 1994 Financial Agreement between the Commonwealth and the States as approved, ratified and validated with respect to Queensland by the Financial Agreement Act 1994.

The 1994 Agreement sets contributions by the Commonwealth, on behalf of the State at 0.28 per cent of the net public debt of the State at 30 June immediately preceding the year in which the contribution is payable. The State is required to make a contribution of an amount which, when added to the Commonwealth contribution, to balance standing to the credit of the State in the Trust Account and to interest payable on that balance, will equal the amount of debt to be redeemed in a financial year. In any event, the State's contribution cannot be less than 0.85 per cent of the net public debt at the preceding 30 June.

The State's Public Debt to the Commonwealth includes debt obligations in respect of funds borrowed by the State in terms of the now expired Commonwealth Savings Bank Agreement. This Agreement provided that the State could borrow up to 70% of the net increase in depositors' balances of the Commonwealth Savings Bank in Queensland at a concessional rate of interest equal to the Bank's cost of funds plus 1.375%. This Agreement dated back to 1920 when the State's own Savings Bank was

                                      (e)-1
absorbed into the Commonwealth Savings Bank. On January 20, 1995 the Commonwealth Bank and Queensland Government entered into a new agreement which released the State from all obligations under the Commonwealth Savings Bank Agreement and Queensland Treasury Corporation assumed all debt servicing obligations.

The outstanding balance of the State's Public Debt as of June 30 in each of the previous five years is set out in the table below:

                         Public Debt to the Commonwealth
                                  ($ millions)

                                 As at June 30,
----------------------------------------------------------------------------
    1998         1999         2000         2001         2002         2003
-----------  -----------  -----------  -----------  -----------  -----------
373/(1)(2)/  342/(1)(2)/  308/(1)(2)/  261/(1)(2)/  212/(1)(2)/  181/(1)(2)/

/(1)/ Outstanding debt relates to Commonwealth Government Instalment Inscribed
     Stock in the name of Commonwealth Bank of Australia.

/(2)/ Face value of debt less the Queensland Government's net balance in the Debt Retirement Reserve Trust Account.

Other State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

                                      (e)-2

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

                Other State Debt to the Commonwealth and Treasury
                                  ($ millions)

                                                         As at June 30,
                                                --------------------------------
Agreement/Program                               1999   2000   2001   2002   2003
---------------------------------------------   ----   ----   ----   ----   ----

Commonwealth and State Housing ..............    526    517    507    497    486
Rural Adjustment ............................      9     --     --     --     --
Softwood Forestry Agreement .................     --     --     --     --     --
Fitzroy Brigalow Land Development ...........      1     --     --     --     --
Backlog Sewerage Agreement ..................     18     17     17     16     16
National Railway Network ....................     --     --     --     --     --
Natural Disaster Relief Assistance ..........      1      6     14     13     11
Marginal Dairy Farms Scheme .................     --     --     --     --     --
Other .......................................     --     --     --     --     --
   TOTAL ....................................    555    541    538    526    513

Note: Amounts have been rounded to the nearest $1 million. Consequently, rounded amounts may not add to rounded totals.

Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation's primary function to date has been to act as a central financing authority for on-lending funds raised by it to various Queensland statutory bodies. See section above headed "Queensland Treasury Corporation". Under the provisions of the Act and the Statutory Bodies Financial Arrangements Act 1982 (as amended), financial arrangements entered into by a statutory body may be guaranteed by the Treasurer on behalf of the Government of Queensland.

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

The Corporation's guaranteed debt, as at the end of each of the last seven fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

            Guaranteed Debt Onlent by Queensland Treasury Corporation
                                   ($ million)

                                                                                        As at June 30,
                                                                 -----------------------------------------------------------
                                                                  1997     1998     1999     2000     2001     2002     2003
Distribution of debt                                               $M       $M       $M       $M       $M       $M       $M
--------------------------------------------------------------   ------   ------   ------   ------   ------   ------   -----
Bodies within the Public Accounts
   Department of Corrective Services (9) .....................        0        0      119      140      200      245     224
   Department of Education ...................................        0        0        0        3       13       96     146
   Department of Emergency Services ..........................        5        8        9        8       10       10       9
   Department of Environment .................................        0        0        0        0        0        0
   Department of Health ......................................      534      531      490      479      643      641     623
   Department of Primary Industries-Forest Services ..........       59       87       78       80       82       83      89
   Department of Premier & Cabinet ...........................        6       22       20       36       17       15      13
   Department of Public Works (10) ...........................      386      406      331      305      302      265     253
   Department of Housing (10) ................................        0        0       75       67       60        0       0
   Q-FLEET (car fleet leasing for Qld) .......................      226      236      234      215      215      211     236
   Department of Tourism Small Business & Industry ...........        8        0        0        0        0        0       0
   Department of Transport (1) ...............................      135      115       89      106       73       82     168
   Department of Main Roads (1) ..............................      473      615      574      834      992     1003    1081
   Department of Training and Industrial Relations ...........        5        4        0        8        9        8      15
   Queensland Treasury Department ............................        7        7        8        0        0       61      66
   Queensland Treasury (Consolidated Revenue) ................        1        1        1        0        0        0       0
   State Gas Pipeline Construction Fund ......................        0        0        0        0        0        0       0
   Treasury Machine Gaming Division ..........................       30       13        0        0        0        0       0
   Department of Natural Resources (11) ......................      199      169      151      138      127        0       0
   Other .....................................................        0       24       19       62       89      159     246

Government Owned Corporations
   Queensland Electricity Commission (2) .....................        0        0        0        0        0        0       0
   AUSTA Electric (2)(5) .....................................    1,314        0        0        0        0        0       0
   Queensland Transmission and Supply Corporation (2)(5) .....    1,394        0        0        0        0        0       0
   Far North Queensland Electricity Corporation Limited (5) ..        0      133        0        0        0        0       0
   Mackay Electricity Corporation Limited (5) ................        0       60        0        0        0        0       0
   North Queensland Electricity Corporation Limited (5) ......        0      156        0        0        0        0       0

                                     (e)-4

                                                                                        As at June 30,
                                                                 -----------------------------------------------------------
                                                                  1997     1998     1999     2000     2001     2002     2003
Distribution of debt                                               $M       $M       $M       $M       $M       $M       $M
--------------------------------------------------------------   ------   ------   ------   ------   ------   ------   -----
   Queensland Electricity Transmission Corporation Limited
   (Powerlink) (5) ...........................................        0      642      741     1031     1141     1260    1395
   ENERGEX Limited (5)(8) ....................................        0      970     1280     1510     1520     1776    1880
   South West Queensland Electricity Corporation Ltd (5) .....        0      127        0        0        0        0       0
   Wide Bay Burnett Electricity Corporation Ltd (5) ..........        0       80        0        0        0        0       0
   Capricornia Electricity Corporation Limited (5) ...........        0      147        0        0        0        0       0
   Stanwell Corporation (5) ..................................        0      658      527      371      347      331     338
   Tarong Energy Corporation (5) .............................        0      448      289      235      419      558     684
   CS Energy Ltd (5) .........................................        0       45       73      192      421      570     567
   Ergon Energy Corporation Limited (7) ......................        0        0      767     1072     1152     1287    1452
   North West Energy Pty Ltd (5)(7) ..........................        0        0        0        0        0        0       0
   Queensland Rail ...........................................    2,643    3,131    3,313    3,822     3976     3800    3960
   Port Authorities & Facilities (various) ...................      444      518      514      729      776      720     837

Local Governments
   Brisbane City Council .....................................    1,081     1130     1084     1107     1116     1087    1125
   Cairns City Council .......................................      127      136      134      129      123      111     109
   Gold Coast City Council ...................................      372      366      342      318      313      313     331
   Logan City Council ........................................      130      136      123      124      123      117     110
   Maroochy Shire Council ....................................      174      198      186      177      169      162     167
   Redland Shire Council .....................................      109      106       99       98       95       91     105
   Others ....................................................      852      959      930      892      907      822     920

Statutory Authorities
River Improvement Trusts .....................................        5        5        4        3        2        2       1
Water Supply Boards ..........................................      121       90       98       62       97      164     242
Other Statutory Authorities
   Universities ..............................................       53       52       49       46       71       54      66
   Grammar schools ...........................................       23       26       31       39       40       42      49
   Other .....................................................       60       40       79       90      101      159     327

Queensland Home Lending Programs .............................      276      214      170      139        0        0       0

Other Bodies
   Qld Motorways Limited (6) .................................        0      769      782      834      879      981    1069
   Gateway Bridge Company (6) ................................      392        0        0        0        0        0       0
   Logan Motorway Company (6) ................................      316        0        0        0        0        0       0
   Suncorp\Metway\QIDC (3) ...................................    2,445     2071      400      386      379      320       0
   Sunshine Motorway Company (6) .............................      133        0        0        0        0        0       0
   Queensland Treasury Holdings (4) ..........................      857      840      717      572        0        0      33

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

                                                                                        As at June 30,
                                                                 -----------------------------------------------------------
                                                                  1997     1998     1999     2000     2001     2002     2003
Distribution of debt                                               $M       $M       $M       $M       $M       $M       $M
--------------------------------------------------------------   ------   ------   ------   ------   ------   ------   -----
   Treasury Special Purpose Trust ............................       99       95        0        0        0        6       0
   Other .....................................................      175      141      131      107      348      655     587

Total Funds Onlent                                               15,675   16,727   15,151   16,561   17,185   18,269   19523

Undistributed borrowings .....................................    1,139    3,685    4,824    2,308    4,857    4,679    3799
Total Guaranteed Debt ........................................   16,814   20,412   19,885   18,874   22,042   21,875   22073

1. In 1995/96, as a consequence of the change in Government, the Transport Portfolio was split between the Department of Transport and the Department of Main Roads.

2. On 1 July 1995, Queensland Electricity Commission was divided into AUSTA Electric (the generator) and Queensland Transmission and Supply Corporation (the transmitter and supplier).

3. On 1 December 1996, Suncorp and QIDC merged with Metway Bank Limited, a public company.

4. The electricity industry was restructured on 1 July 1997 at which time Austa Electric was divided into CS Energy Ltd., Stanwell Corporation Limited and Tarong Energy Corporation Limited; and Queensland Transmission and Supply Corporation was divided into Queensland Electricity Transmission Corporation Ltd, South East Queensland Electricity Corporation Limited, South West Queensland Electricity Corporation Ltd, Wide Bay Burnett Electricity Corporation Ltd, Capricornia Electricity Corporation Limited, Far North Queensland Electricity Corporation Limited and North Queensland Electricity Corporation Limited.

5. Gateway Bridge Company and Logan Motorway Company are included under Qld Motorways Limited. The onlendings in relation to Sunshine Motorway Company were transferred to Department of Main Roads on 4 August 1997.

6. The electricity industry was further restructured during 1998-99 when South West Queensland Electricity Corporation Ltd, Wide Bay Burnett Electricity Corporation Ltd, Capricornia Electricity Corporation Limited, Far North Queensland Electricity Corporation Limited and North Queensland Electricity Corporation Limited were merged to form Ergon Energy Corporation Limited. North West Energy Pty Ltd is a fully owned subsidiary of CS Energy Limited. North West Energy has borrowings of $169m on a non-recourse basis, not included in these figures.

7. Also during 1998-99 South East Queensland Electricity Corporation Limited changed its name to ENERGEX Limited.

8. The statutory authority, QCORR, was included into the Department of Corrective Services on 15 May 1999, and outstanding debt was consequently taken over by the Department.

9. In 1998-99, as a result of machinery of Government changes, the Department of Public Works and Housing was divided into the Department of Public Works and the Department of Housing.

10. The Water Resources Commission was included in the Department of Natural Resources in July 1996.

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

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings (including State Debt to the Commonwealth of $182 million) under management as at June 30, 2003 at $22.219 billion, which includes $7.229 billion of off-shore debt based on the prevailing rates of exchange at June 30, 2003. Borrowings under management include the debt of local authorities and statutory bodies managed by the Corporation. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

The following table shows at June 30, 2003 the amount of principal of the Corporation's outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by Authorities for which debt service responsibility has been assumed by the Corporation. The face value of maturing paper is used in the maturity structure. Accordingly, comparisons with the market value of debt disclosed in the previous paragraph are irrelevant.

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